EXHIBIT 99.2

February 3rd, 2022
GoPro, Inc. (NASDAQ: GPRO)
Management Commentary
Q4 and Full Year 2021 Earnings Call

Jalene Hoover
Vice President, Investor Relations, GoPro, Inc.

Enclosed is GoPro’s fourth quarter and 2021 earnings report. Following this brief introduction is management commentary from GoPro's CEO, Nicholas Woodman, and CFO and COO, Brian McGee. This commentary may include forward-looking statements. Forward-looking statements and all other statements that are not historical facts are not guarantees of future performance and are subject to a number of risks and uncertainties which may cause actual results to differ materially. Additionally, any forward-looking statements made today are based on assumptions as of today, including but not limited to uncertainty related to the duration and impact of the COVID-19 pandemic. This means that results could change at any time. Our commentary about our business results and outlook is based on the information available as of today’s date, and we do not undertake any obligation to update these statements as a result of new information or future events. Information concerning our risk factors is available in our most recent annual report on Form 10-K for the year ended December 31, 2020 which is on file with the Securities and Exchange Commission ("SEC") and in other reports that we may file from time to time with the SEC.

In the management commentary, we may discuss gross margin, operating expense, net profit and loss, EBITDA as well as basic and diluted net profit and loss per share in accordance with GAAP and, additionally, on a non-GAAP basis. We believe that non-GAAP information is useful because it can enhance the understanding of our ongoing economic performance. We use non-GAAP reporting internally to evaluate and manage our operations, and we choose to provide this information to enable investors to perform comparisons of operating results in a manner similar to how we analyze our own operating results. A reconciliation of GAAP to non-GAAP operating expenses can be found in the press release that was issued this afternoon, which is posted on the investor relations section of our website.

In addition to the earnings press release, we have posted slides containing detailed financial data and metrics for the fourth quarter and 2021. These slides, as well as a link to today’s live webcast and a replay of this conference call are posted on the investor relations section of GoPro's website for your reference. Unless otherwise noted, all income statement-related numbers that are discussed in the management commentary, other than revenue, are non-GAAP.

Nicholas Woodman
Founder, Chief Executive Officer and Chairman, GoPro, Inc.

Thank you for reading GoPro’s Q4 and 2021 management commentary.

In 2021 GoPro navigated a challenging business environment – and thrived. We successfully launched innovative new hardware, software and subscription offerings and leveraged the first full year of our more direct-to-consumer (DTC), subscription-centric strategy to grow revenue, margins and profitability while generating a record year-end cash balance of $539 million.

2021 revenue was $1.16 billion, up 30% year-over-year. Margins grew to 41.1% on a GAAP basis, and to 41.4% non-GAAP. GAAP EPS increased to $2.27, with non-GAAP EPS increasing more than ten times over 2020 to $0.90.

2021 was our third consecutive profitable year on a non-GAAP basis, with Q4 bringing home the win with the successful launch of our new flagship camera, HERO10 Black. Effective supply chain management kept shelves stocked globally for the holidays. We grew Q4 revenue and earnings year-over-year with revenue up 9% to $391 million and net income up 8% to $66 million.

In addition to growth in revenue and profitability, 2021 was also a year of optimization across our business. We refined our product development approach to enable the launch of more products at a faster rate as we pursue a larger TAM – which I will elaborate on further below. We modernized our ecommerce infrastructure to more aggressively address what we see as a significant opportunity to grow direct-to-consumer revenues and subscription while expanding customer lifetime value. We will continue to advance our ecommerce capabilities and given the effectiveness of our strategy to date, we enter 2022, our 20th anniversary, excited about our prospects.

In 2021, we grew our direct-to-consumer revenue 39% year-over-year to a record $392 million, representing 34% of revenue, up from 32% in 2020. Q4 direct-to-consumer revenue was $128 million, or 33% of revenue, up 10% year-over-year.

Our direct-to-consumer efforts contributed to the addition of 815,000 new GoPro subscribers in 2021, bringing our GoPro subscriber total to approximately 1.6 million at year end, which represented very strong growth of 107% year-over-year.

In Q4 we acquired the majority of new GoPro subscribers through camera sales at GoPro.com with an attach rate percentage in the mid-90s. In addition, consumers who purchased their GoPro camera at retail became GoPro subscribers via the Quik mobile app at an attach rate of 25%, up nearly 3x in Q4 year-over-year. We see the conversion of retail customers into subscribers as a meaningful growth opportunity. And we’re happy to report that subscriber retention rates remained at the same favorable levels we mentioned on previous earnings calls, with several opportunities to further improve on this important metric.

Our Quik app subscription, aimed at mobile users who do not own a GoPro camera, continues to grow steadily as well. Launched in Spring of 2021, our Quik app subscription grew to approximately 221,000 subscribers by year end. And to clarify, these Quik subscribers are not included in our approximately 1.6 million GoPro subscriber count.

Looking at 2022 and beyond, we plan to grow our business and expand our TAM by:

•Enhancing our product ecosystem, leveraging automation to help our customers more conveniently achieve success.
•Creating derivative cameras to diversify our offerings, targeting TAM-expanding use-cases in a more specific manner than we do today.
•Expanding our cloud, mobile and upcoming desktop application capabilities to better serve GoPro customers while appealing to new customers who may or may not own a GoPro camera.

We believe offering a broader portfolio of hardware products and software solutions to address new customer use cases and needs will enable us to expand our TAM. Our product roadmap is accordingly robust – tailored for consumers and professionals whose digital imaging needs require the types of solutions GoPro is uniquely positioned to provide. In just the past week GoPro was honored by the National Academy of Television Arts & Sciences with our second Emmy® award, this time recognizing our industry leading HyperSmooth video stabilization. Our two Emmy’s are a testament to GoPro’s thriving culture of innovation and incredibly talented people.

At the end of 2022, we plan to increase our hardware offering from the two product types we have today – HERO and MAX – to four distinct camera products. And we expect to expand that further by the end of 2023. This is in addition to the aggressive roadmap we have planned for software, including new cloud capabilities and an all-new subscription-based desktop application.

To the GoPro team around the world, congratulations and thank you for delivering such impressive results in 2021. You deftly navigated some of the most challenging business conditions the world has seen to deliver market defining products and equally impressive financial results. Your execution also combined with our passionately supportive work culture to land GoPro as the No. 1 large business in Outside Magazine’s review of the most desirable places to work. Congratulations and thank you, again!

We look forward to building on all this positive momentum in 2022 to deliver what we believe with be another stellar year.

With that, I’ll hand it over to our CFO and COO, Brian McGee.

Brian McGee
Executive Vice President, Chief Financial Officer and Chief Operating Officer, GoPro, Inc.

We are proud of our financial and operational performance in 2021 which was capped off by fourth quarter revenue of $391 million, gross margin of 41.3%, and non-GAAP EPS of $0.41. We grew both revenue and net income year-over-year by 9% and 8%, respectively. And topped all of that off by generating $160 million in cash in the fourth quarter, which represented 41% of Q4 revenue.

We exceeded 2021 expectations set at this time last year for revenue growth, gross margin percentage and cash. Prioritizing sales of our higher-end cameras, a strategic focus to grow direct-to-consumer sales and subscriptions, combined with effective supply chain management, resulted in exceptional financial performance throughout the year. We are pleased with the collective efforts of our employees and our supply chain partners and extend a big “thank you” to all who enabled us to accomplish this strong outcome.
Notably, during 2021 GoPro grew:
•Revenue 30% to $1.16 billion
•DTC revenue 39% to $392 million
•Subscribers 107% to 1.6 million
•Gross margin 500 basis points to 41.4%
•Operating profit to 13.4% of revenue
•Net income more than 10x to $146.1 million
•GAAP EPS to $2.27
•Non-GAAP EPS more than 10x to $0.90
•Cash by a record $211 million, or 18% of revenue

The following tables detail actual Q4 and 2021 results compared to guidance for the same periods.
Quarterly Results and Prior Guidance

	Q4 2021 Results		Q4 2021 Guidance
Revenue	$391	M	$380M +/- $5M
Unit sell-through	~1.0MU		~1.1MU
Street ASP	$379		$380
Gross margin	41.3%		40.5% +/- 50bps
Non-GAAP net income per share	$0.41		$0.35 +/- $0.03
Cash & investments	$539	M	$470M - $500M

Annual Results and Prior Guidance

	2021 Results	2021 Guidance
Revenue	$1,161M	$1,150M +/- $5M
Unit sell-through	~3.25MU	~3.35MU
Street ASP	$369	$370
Gross margin	41.4%	41% +/- 20bps
Non-GAAP net income per share	$0.90	$0.83 +/- $0.03

Direct-to-consumer revenue from GoPro.com was $128 million in Q4, up 10% year-over-year, and $392 million for 2021, up 39%. As a reminder, direct-to-consumer revenue includes all revenue generated from GoPro.com including camera, accessories, subscription and service revenue . On a percentage basis, DTC revenue was 33% of Q4 revenue and 34% of 2021 revenue.

Our dual sales channel is a key component of our go-to-market strategy and is working well for us. We appreciate the strong support we receive from our retail partners around the world and look forward to continuing to work together to grow our business.

Subscriptions are integral to our strategy and represent our most profitable revenue stream, generating 70-80% gross margins. Fourth quarter and 2021 subscription revenue were $17 million and $53 million, respectively. For 2021, subscription revenue was approximately 5% of 2021 revenue, up 131% year-over-year.

GoPro.com subscribers grew to approximately 1.6 million in 2021, up 107% year-over-year, but lower than our target of more than 1.7 million subscribers due to strength in the retail channel. Importantly, subscription attach rates improved on GoPro.com as well as retail during the fourth quarter. In Q4, subscription attach rates increased into the mid-90s on GoPro.com, while mobile subscription attach rates from retail steadily improved throughout the year, nearly tripling in Q4 year-over-year to 25%.

Quik mobile app subscribers grew to approximately 221,000, up 32% sequentially. Recall that we launched our paid Quik mobile application in March of 2021.

Fourth quarter gross margin was better than expected at 41.3%, up 300 basis points year-over-year and reflecting continued demand for our higher-end cameras as well as growth in direct-to-consumer and subscription-based revenue. We managed through supply chain, component costs and freight costs during the quarter, with incremental freight costs less than expected.

Cameras with suggested retail prices above $300 represented 100% and 97% of fourth quarter and 2021 revenue, respectively. In 2021, cameras with suggested retail prices of $400 and above made up 85% of our camera revenue, up from 74% in 2020.

Street ASP is defined as total reported revenue divided by camera units shipped. Fourth quarter Street ASP was $379, representing a 17% increase year-over-year thanks to the continued shift in demand for our higher-end cameras, and growth in DTC, accessory and subscription revenue. For 2021, Street ASP increased 17% to $369, a 12% compound annual growth rate since 2018.

Revenue grew in all geographies in Q4 and in 2021. For 2021, year-over-year growth was 40% for EMEA, 31% for APAC and 26% for the Americas. Fourth quarter year-over-year revenue growth was 22% in EMEA, 8% in APAC and 4% in the Americas. EMEA’s strong performance for the fourth quarter was curbed a bit by the resurgence of COVID’s Omicron variant in December, which impacted both retail and direct-to-consumer channels.

Turning to the balance sheet, we ended the year with $539 million in cash, up 64% year-over-year which represents approximately forty percent of our market capitalization. Earnings, combined with effective balance sheet management, drove impressive cash growth, increasing $160 million sequentially, or 41% of Q4 revenue. For 2021, cash increased $211 million, which is a record for the company.

Days sales outstanding was 26, down from 28 in Q3 2021.

We sold just over 1.0 million and 3.1 million units during the fourth quarter and in 2021, respectively. We sold-through approximately 1.0 million and 3.25 million units, during the fourth quarter and in 2021, respectively. Channel inventory increased slightly during the fourth quarter, yet ending a bit lower than the prior year at just over 600,000 units, putting us into a good position as we head into 2022. Overall, fourth quarter sell-through was slightly below expectations, primarily due to the impact of COVID’s resurgence in Europe, as mentioned earlier, as well as retail execution on our entry price point product in North America.

Before providing commentary on our 2022 outlook, I am pleased to report that GoPro’s Board of Directors approved a stock repurchase program of up to $100 million of our class A common stock.

Effective January 1, 2022 we have adopted ASC 2020-06, which requires us to account for our convertible notes wholly as traditional debt on our balance sheet. With the effective elimination of the non-cash discount component related to the debt, GAAP expenses should be more aligned with non-GAAP. More importantly, our projected share count now comprehends an additional 26 million shares, as the new standard requires all underlying shares of the converts to be included in diluted shares outstanding. This has been contemplated in our 2022 guidance. Payment of our debt obligation due in April 2022 will reduce the share count by approximately 10 million shares for Q2, Q3 and Q4 to approximately 180 million shares. We expect the weighted average share count to be at 183 million shares for 2022.

Looking at the first quarter of 2022, we expect to deliver revenue between $210 million and $220 million. We expect Street ASPs to increase to the $400 range, and gross margins to be between 41.0% and 42.0%. We expect non-GAAP net income dollars to increase in a range of 120% to 150% from $5 million in Q1 2021.

Looking into 2022, we expect slight unit growth and increasing ASPs to drive revenue growth. We are holding our target gross margin range between 40% and 43%, reflecting a continued shift of our hardware ASPs up the price curve, and growth in direct-to-consumer and higher margin subscription revenue. We estimate that new TAM-expanding product introductions, targeted marketing to increase awareness and engagement, and continued conversion of our retail customers, will support growth of our GoPro subscribers by approximately 40% year-over-year to 2.2 million. As a reminder, 2.0 million subscribers would translate to annual recurring revenue of $100 million at gross margins of 70-80%.

We expect 2022 operating expenses to be in a range of $340 million to $350 million, with first quarter operating expenses of approximately $80 million. We will continue to invest in our direct-to-consumer business, product innovation and targeted marketing, while continuing to drive efficiencies in all areas of our business. We anticipate modest headcount growth for the year.

In 2020 and 2021, our non-GAAP tax expense was $2.2 million and $0.7 million, respectively. Similarly, we expect 2022 and 2023 non-GAAP tax expense to remain low at approximately $1.5 million and $3.5 million, respectively. Non-GAAP tax expense is primarily related to actual cash tax paid as we utilize our U.S. net operating losses (NOLs) and other tax attributes to offset tax expenses.

For GAAP taxes, recall that in Q3 2021 our GAAP results were positively impacted by the release of a U.S. valuation allowance that was recorded as a $263 million non-cash income tax benefit during the quarter. Our cumulative GAAP income over the past three years, along with our financial outlook, which anticipated sufficient future taxable income to be able to utilize existing U.S. NOLs and other tax attributes, positioned us well to record the release. We expect our GAAP effective tax rate in 2022 and 2023 to be approximately 24%.

We have established a track record of delivering higher second half cash flows for the past three years and anticipate this trend to continue in 2022. We expect to exit 2022 with cash above $500 million, which contemplates the use of $125 million in cash to settle our convertible notes due in April 2022. This range does not yet reflect any share repurchases; however, we do plan to repurchase shares during the year.

The strategic shift we made in mid-2020 is bearing fruit in the form of financial and operational improvements. The result has been strong revenue growth with significant margin improvement, combined with controlled spending and leading to growing profitability and record cash flow generation. As Nick mentioned earlier, we’re excited to diversify our business with the introduction of new, derivative hardware, and software products, which we believe will expand our TAM and positively impact top and bottom-line growth, in 2022 and beyond.